FIRST AMENDMENT TO TVMJG 1996-PUTNAM SQUARE LIMITED PARTNERSHIP SECOND
     AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

     THIS FIRST AMENDMENT TO TVMJG 1996-PUTNAM SQUARE LIMITED PARTNERSHIP SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, (the "Amendment"), is made this 29 day of September 1997 by and among Donald H. Snyder, as "Withdrawing General Partner", U.S.A. Institutional Tax Credit Fund IV L.P. as "Limited Partner" and Putnam Homes For America Holdings, Inc. a Nevada Corporation as "Newly Admitted General Partner."

                                   WITNESSETH

         WHEREAS, the Withdrawing General Partner and the Limited Partner entered into TVMJG 1996-Putnam Square Limited Partnership Second Amended and Restated Agreement of Limited Partnership dated April 26, 1996 (the Partnership Agreement");

         WHEREAS, the parties hereto desire to amend the Partnership Agreement to withdraw the Withdrawing General Partner pursuant to Section 6.01 of the Partnership Agreement and admit the Newly Admitted General Partner pursuant to
Section 6.02 of the Partnership Agreement, as more fully set forth below.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which have been hereby acknowledged, the parties hereto agree as follows:

          1. Recitals. The recitals stated above are incorporated herein as if they were restated in their entirety.

          2. Defined Terms. All capitalized terms shall have the same meanings attributed to them in the Partnership Agreement, unless otherwise defined herein.

          3. Withdrawal of the Withdrawing General Partner and Admission of the Newly Admitted General Partner. The Withdrawing General Partner hereby withdraws from the Partnership and the Newly Admitted Partner is hereby admitted as the General Partner to the Partnership. All references in the Partnership Agreement to "General Partner" shall be references to the Newly Admitted General Partner.

          4. Release. The Withdrawing General Partner hereby releases the Partnership, its Partners, their affiliates, officers, members, employees and agents, from any and all claims which he may have against them arising from his participation in the Partnership and/or the Project.

          5. Assumption of Obligations. The Newly Admitted General Partner hereby assumes the obligations of the General Partner under the Partnership Agreement, as amended hereby, and the obligations of the General Partner in the collateral documents executed in connection with the Partnership Agreement. Notwithstanding the above, the Newly Admitted General Partner shall not be liable for any claim which may result from any action or inaction by the General Partner which occurred prior to the execution of this Amendment.

          6. Amended Schedule A. Schedule A of the Partnership Agreement is hereby amended by deleting the name and address of Withdrawing General Partner and inserting the following:

         Putnam Homes for America Holdings, Inc.
         680-3 West 246th Street
         Riverdale, NY  10471
         Fax (718) 601-3420

          7. Registered Agent. Section 1.03 of the Partnership Agreement shall be deleted in its entirety and replaced with the following:

1.3 Principal Executive Offices; Agent for Service of Process. The principal executive office of the Partnership shall be -----------------.

                          The  Partnership  may  change  the  locations  of its
                  principal executive office to such other place or places as may hereafter be determined by the General Partner. The General Partner shall promptly notify all other Partners of any change in the principal executive office. The Partnership may maintain such other offices at such other places as the General Partner may from time to time deem advisable.

          The  name  and  address  of  the  Agent  for  service  of  process  is
     ----------------.

          8. Operating Deficits. Section 8.09 (b) shall be amended by deleting "$100,000" from the seventh line and replacing "$60,000."

          9. Certificate of Limited Partnership. Upon the execution of this Amendment by the parties hereto, the General Partner shall take all actions necessary to assure the prompt recording of an amendment to the Partnership's Certificate of Limited Partnership to reflect the withdrawal of the Withdrawing General Partner from the Partnership and the admission of the Newly Admitted General Partner to the Partnership. All fees for filing shall be paid out of the Partnership's assets.

          10. Guarantor. The definition of "Guarantor" shall be deleted in its entirety and replaced with the following:

                           "Guarantor" means Homes for America Holdings, Inc., a
                  Nevada corporation, in its capacity as guarantor pursuant to the Guaranty.

          11. Development Fee. The parties hereto acknowledge that any portion of the Development Fee which was due and owing to the Withdrawing General Partner for services performed by the Withdrawing General Partner in his capacity as developer under the Development Agreement has been paid in full and that such debt to the Withdrawing General Partner has been satisfied. The Promissory Note which was executed by the Partnership and delivered to the Withdrawing General Partner shall be endorsed and delivered by the Withdrawing General Partner to the Newly Admitted General Partner. Such endorsement and delivery to the Newly Admitted General Partner shall be in consideration of the assumption by the Newly Admitted General Partner of the future obligations of the Withdrawing General partner under the Partnership Agreement.

          12. Tax Matters Partner. Section 11.07 of the Partnership Agreement is amended by deleting the reference to Donald H. Snyder in the first line of the Section and replacing it with Putnam Homes for America Holdings, Inc., a Nevada Corporation.

          13. Capital Contribution of Limited Partner. Simultaneous with the execution of this Amendment, the Limited Partner shall make an advance payment of a portion of the Third Installment of Capital Contribution to the Partnership in the amount of Forty Thousand Dollars ($40.000) to be spent by the Partnership in accordance with the Schedule of Expenses attached hereto as Exhibit A.

          14. Titles and Captions. All captions in this Amendment are for convenience only, and shall not be deemed to be apart of this Amendment and in no way define, limit or describe the scope or intent of any provisions.

          15. Severability. The invalidity, in whole or in part of any provision of this Amendment shall not affect or invalidate any remaining provisions.

          16. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Connecticut.

          17. Further Assurances. The parties hereto shall execute and deliver all other documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Amendment.

          18. Partnership Agreement. The terms and provisions of the Partnership Agreement shall continue in full force and effect except as expressly modified herein. Conflicts between this Amendment and the Partnership Agreement shall be resolved in favor of this Amendment.

         IN WITNESS WHEREOF, this First Amendment to TVMJG 1996-Putnam Square Limited Partnership Second Amended and Restated Agreement of Limited Partnership was executed by the parties on the date first above mentioned.


                                       WITHDRAWING PARTNER:
                                       /s/ Donald H. Snyder
                                       -------------------------
                                       Donald H. Snyder

                                       LIMITED PARTNER:

                                       U.S.A. INSTITUTIONAL TAX CREDIT
                                       FUND IV L.P.

                                       By: Richman U.S.A. Tax Credit L.P. its
                                           general partner

                                       By: Richman U.S.A. L.L.C., its general
                                           partner

                                       By:
                                           -------------------------
                                       Name: Philip F. Corbett
                                       Title: Vice President

                                       NEWLY ADMITTED GENERAL PARTNER:

                                       PUTNAM HOMES FOR AMERICA
                                       HOLDINGS, INC.

                                       By:   /s/ Robert A. MacFarlane
                                             -------------------------
                                       Name: Robert MacFarlane
                                       Title:President